Innodata Reports Second Quarter 2013 Results

NEW YORK – July 25, 2013 – INNODATA INC. (NASDAQ: INOD) today reported results for the second quarter and the six months ended June 30, 2013.

•	Total revenue was $16.2 million for the second quarter of 2013, a 4% sequential decline from $16.9 million in the first quarter of 2013. Total revenue was $22.8 million during the second quarter of 2012.

•	In the second quarter of 2013 we incurred a net loss of $0.1 million, or less than $0.01 per diluted share, compared to net earnings of $0.3 million, or $0.01 per diluted share, in the first quarter of 2013. Net earnings in the second quarter of 2012 were $2.1 million, or $0.08 per diluted share.

•	For the first six months in 2013, revenues were $33 million, down 31% from $48 million in the first six months of 2012. Net earnings were $0.2 million, or $0.01 per diluted share during the first six months of 2013, compared with net earnings of $5.5 million, or $0.21 per diluted share for the similar period in 2012.

•	Cash, cash equivalents and investments were $27.2 million at June 30, 2013 compared to $28.5 million at December 31, 2012. As of June 30, 2013, the Company had no debt and stockholders’ equity was $49.7 million.

Jack Abuhoff, the Company's Chairman and CEO, said, "Revenues in our IADS segment declined from the first quarter by $500,000 to $0.2 million primarily because of the completion of two one-time projects in the first quarter. Project volume fluctuations resulted in a $200,000 decline to $16 million from the first quarter in revenues of our Content Services segment. Pre-operating costs in our Synodex subsidiary were $2 million in the second quarter.

“We believe that our collective patience and perseverance in building the new Synodex business line will pay off in the end. At the same time, we are mindful of the investment we are making and the need to manage our cost structure carefully. For that reason, we have reduced our cost structure by approximately $6 million in annualized costs over the past 12 months, including approximately $2 million of annualized costs that we reduced in the second quarter of 2013.”

Abuhoff added, “We anticipate revenues in the third quarter of 2013 to be in the range of $14 million to $16 million.”

Timing of Conference Call with Q&A

Innodata will conduct an earnings conference call, including a question-and-answer period, at 11:00 AM eastern time today. You can participate in this call by dialing the following call-in numbers:

The call-in numbers for the conference call are:

1-800-533-7619 (Domestic)

1-785-830-1923 (International)

1-888-203-1112 (Domestic Replay)

1-719-457-0820 (International Replay)

Pass code on both: 6507252

Investors are also invited to access a live Webcast of the conference call at the Investor Relations section of www.innodata.com. Please note that the Webcast feature will be in listen-only mode.

Call-in or Webcast replay will be available for 30 days following the conference call.

Innodata (NASDAQ: INOD) is a leading provider of business process, technology and consulting services, as well as products and solutions, that help our valued clients create, manage, use and distribute digital information. Propelled by a culture of quality, service and innovation, we have developed a client base that includes many of the world’s preeminent media, publishing and information services companies, as well as leading enterprises in information-intensive industries such as aerospace, defense, financial services, government, healthcare, high technology, insurance, intelligence, manufacturing and law.

Recent honors include EContent Magazine’s EContent 100, KMWorld Magazine’s 100 Companies That Matter in Knowledge Management, the International Association of Outsourcing Professionals’ (IAOP) Global Outsourcing Top 100, D&B India’s Leading ITeS and BPO Companies and the Black Book of Outsourcing’s Top List of Leading Outsourcing Providers to the Printing and Publishing Business.

Headquartered in the New York metro area, Innodata has offices and operations in the United States, the United Kingdom, Israel, India, Sri Lanka, and the Philippines.

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “project,” “head start,” "believe," "expect," “should,” "anticipate," "indicate," "point to," “forecast,” “likely”, “optimistic” and other similar expressions generally identify forward-looking statements, which speak only as of their dates.

These forward-looking statements are based largely on our current expectations, and are subject to a number of risks and uncertainties, including without limitation, that our Innodata Advanced Data Solutions segment is subject to the risks and uncertainties of early-stage companies; the primarily at-will nature of the Company’s contracts with its Content Services segment customers and the ability of the customers to reduce, delay or cancel projects; continuing Content Services segment revenue concentration in a limited number of customers; continuing Content Services segment reliance on project-based work; inability to replace projects that are completed, cancelled or reduced; depressed market conditions; changes in external market factors; the ability and willingness of our customers and prospective customers to execute business plans which give rise to requirements for digital content and professional services in knowledge processing; difficulty in integrating and deriving synergies from acquisitions, joint ventures and strategic investments; potential undiscovered liabilities of companies that we acquire; changes in our business or growth strategy; the emergence of new or growing competitors; various other competitive and technological factors; and other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission. Actual results may differ significantly.

Actual results could differ materially from the results referred to in the forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements contained in this release will occur.

Company Contact

Raj Jain

Vice President

Innodata Inc.

rjain@innodata.com

(201) 371-8024

or

Media Contact

Stanley or Andrew Berger

SM Berger & Company

(216) 464-6400

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

(In thousands, except per-share amounts)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2013	2012	2013	2012

Revenues	$16,160	$22,768	$33,063	$47,904

Operating costs and expenses:
Direct operating expenses	13,419	14,654	26,210	30,759
Selling and administrative expenses	4,357	6,186	8,980	11,586
Interest income, net	(117)	(90)	(257)	(181)
Total	17,659	20,750	34,933	42,164

Income (Loss) before provision for income taxes	(1,499)	2,018	(1,870)	5,740
Provision for (benefit from) income taxes	(1,013)	365	(1,488)	1,273
Net income (loss)	(486)	1,653	(382)	4,467
Loss attributable to non-controlling interests	365	435	578	1,053
Net income (loss) attributable to Innodata Inc. and Subsidiaries	$(121)	$2,088	$196	$5,520

Income (Loss) per share attributable to Innodata Inc. and Subsidiaries:
Basic	$(0.00)	$0.08	$0.01	$0.22
Diluted	$(0.00)	$0.08	$0.01	$0.21
Weighted average shares outstanding:
Basic	24,940	25,085	24,938	24,771
Diluted	24,940	26,862	24,938	26,459

Other Comprehensive income (loss)

Net income (loss) attributable to Innodata Inc. and Subsidiaries	$(121)	$2,088	$196	$5,520
Pension liability (loss) adjustment, net of taxes	18	9	36	17
Unrealized gain from derivatives, net of taxes	(1,221)	68	(1,230)	761
Comprehensive income (loss) attributable to Innodata Inc. and Subsidiaries	$(1,324)	$2,165	$(998)	$6,298

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands)

	June 30,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$24,379	$25,425
Short term investments – other	2,773	3,091
Accounts receivable, net	10,898	14,317
Prepaid expenses and other current assets	2,094	2,561
Deferred income taxes	1,514	1,104
Total current assets	41,658	46,498

Property and equipment, net	12,069	10,656
Other assets	3,292	3,504
Deferred income taxes	7,156	4,848
Goodwill	675	675
Total assets	$64,850	$66,181

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$5,538	$4,100
Accrued salaries, wages and related benefits	5,263	6,584
Income and other taxes	1,720	2,155
Current portion of long term obligations	538	818
Deferred income taxes	-	57
Total current liabilities	13,059	13,714

Deferred income taxes	190	182
Long term obligations	3,677	3,374
Non-controlling interests	(1,791)	(1,598)
STOCKHOLDERS’ EQUITY:	49,715	50,509
Total liabilities and stockholders’ equity	$64,850	$66,181